SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 March 13, 2001
                                (Date of Report)

                           CNH Holdings Company, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                               0-17304 11-2867201
          (Commission File Number) (IRS Employer Identification Number)


                      17659 Sun Meadow, Dallas, Texas 75252
               (Address of principal executive offices) (Zip Code)

                                 (972) 248-4873
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 1.  Change in Control of Registrant:   Not Applicable.

Item 2.  Acquisition or Disposition of Assets: Not Applicable

Item 3.  Bankruptcy or Receivership:  Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant: On March 12, 2001, the Company accepted the resignation of Halliburton, Hunter & Associates as the independent accountant of the Company, appointing Robison, Hill & Co. in its stead. The Company had no disagreement with its former accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountant to make reference in its report upon the subject matter of the disagreement. Further, the former principal accountant's report on the financial statements did not contain an adverse opinion or a disclaimer of opinion or qualification as to audit scope or accounting principle. The decision to accept the resignation of Halliburton, Hunter & Associates and appoint Robison, Hill & Co. in its stead was approved by the full Board of Directors since the Company has no audit or similar committee. The resignation letter of the former accountants is on file with the Company.

Item. 5.  Other Events:  None.

Item 6.  Resignation of Registrant's Directors:  Not Applicable.

Item 7. Financial Statements,  Pro Forma Financial Information and Exhibits:
Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 13th day of March, 2001.

CNH HOLDINGS COMPANY, INC. (Registrant)


By:     /s/ Paul M. Lionti
        ----------------------------------------------------------------
           Paul M. Lionti, Chief Executive Officer


By:     /s/ Paul M. Lionti
        ----------------------------------------------------------------
          Paul M. Lionti, Chief Financial and
             Accounting Officer and Treasurer

Exhibit 16 - Accountant's Letter


March 12, 2001

Mr. Paul M. Lionti, CEO
CNH Holdings Company, Inc.
17659 Sun Meadow
Dallas  TX  75252

Dear Mr. Lionti:

Please accept our resignation as auditors for CNH Holdings Company, Inc., effective immediately.

There are no unresolved disagreements on accounting or auditing matters.

We will cooperate with your new accountants. Please send us a letter authorizing us to make disclosures to the new accountants. Without such a letter, we are ethically prohibited from communication with others regarding your companies' affairs.

We look forward to helping you make a smooth transition with your new accountants.

Very Truly Yours,

Halliburton, Hunter & Associates, P.C.

/s/ Halliburton, Hunter & Associates, P.C.
Jack A. Hunter, CPA

cc: Securities and Exchange Commission

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